Exhibit 5.1

Advocaten Notarissen Belastingadviseurs

Elastic N.V. Keizersgracht 281 1016 ED Amsterdam The Netherlands	Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 1 August 2019		Gaby Smeenk Advocaat
Our ref.	M32528198/1/74707531/tn

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission

of ordinary shares in the capital of the Issuer

1	INTRODUCTION

I act as Dutch legal adviser (advocaat) to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in Annex 1 (Definitions).

2	DUTCH LAW

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	SCOPE OF INQUIRY

I have examined, and relied upon the accuracy of the factual statements in, the following documents:

(a)	A copy of the Registration Statement.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.

Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

(b)	A copy of:

(i)	the Issuer’s deed of incorporation, the Deed of Conversion and its articles of association, as provided to me by the Chamber of Commerce (Kamer van Koophandel);

(ii)	the General Meeting Resolution, and

(iii)	the Trade Register Extract.

(c)	A copy of the Board Certificate.

(d)	The form of:

(i)	the Deed of Issue; and

(ii)	the Board Resolution.

In addition, I have examined such documents, and performed such other investigations, as I considered necessary for the purpose of this opinion. My examination has been limited to the text of the documents.

4	ASSUMPTIONS

I have made the following assumptions:

(a)

(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)	Each signature is the genuine signature of the individual concerned.

(iii)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

(b)

(i)	Each Deed of Issue will have been executed in the form referred to in this opinion and will remain in full force and effect without modification.

(ii)	The Issuer’s authorised share capital at the time of issue of any Registration Share will be sufficient to allow for the issue.

2 / 8

(iii)	Each Corporate Resolution has been or will have been validly passed in the form referred to in this opinion and will remain in full force and effect without modification.

(iv)	The Registration Shares will have been:

(A)	issued in the form and manner prescribed by the articles of association at the time of issue; and

(B)	otherwise offered, issued and accepted by their subscribers in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law).

(v)	The nominal amount of the Registration Shares will have been validly paid in accordance with the respective Deed of Issue.

5	OPINION

Based on the documents and investigations referred to and assumptions made in paragraphs 3 and 4, I am of the following opinion:

(a)	When issued pursuant to one or more validly signed Deeds of Issue, the Registration Shares will have been validly issued and will be fully paid and nonassessable[1].

6	RELIANCE

(a)

This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration and not for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement.

(b)

Each person accepting this opinion agrees, in so accepting, that only De Brauw will have any liability in connection with this opinion, that the agreement in this paragraph 6(b) and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and that the Dutch courts will have exclusive jurisdiction to settle any dispute relating to this opinion.

[1]

In this opinion, “nonassessable” – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

3 / 8

(c)	The Issuer may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)	refer to De Brauw giving this opinion under the heading “Legal Matters” in the prospectus included in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under article 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully, De Brauw Blackstone Westbroek N.V.

/s/ Gaby Smeenk Gaby Smeenk

4 / 8

Annex 1 – Definitions

In this opinion:

“Board Certificate” means the certificate dated the date of this opinion attached to this opinion as Annex 2.

“Board Resolution” means the draft minutes of the Issuer’s board to be held on 30 July, 2019, including the resolution to issue the Registration Shares and to exclude pre-emptive rights in respect of the issuance of the Registration Shares.

“Corporate Resolution” means each of the Board Resolution and the General Meeting Resolution.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Deed of Conversion” means the notarial deed of conversion and amendment of the articles of association of the Issuer, executed on 10 October 2018.

“Deed of Issue” means the draft deed of issue dated 30 July, 2019 providing for the issue of Registration Shares.

“Dutch law” means the law directly applicable in the Netherlands.

“General Meeting Resolution” means the minutes of the Issuer’s general meeting held on 28 September 2018, at which meeting the Issuer’s general meeting resolved to authorise the Issuer’s board for a period of five years, effective as of the execution of the Deed of Conversion, to:

(i)	issue up to and/or grant rights to ordinary shares up to the number of ordinary shares included in the Issuer’s authorised share capital from time to time; and

(ii)	restrict and/or exclude pre-emptive rights in respect of issuances of ordinary shares or grants of rights to subscribe for ordinary shares.

“Issuer” means Elastic N.V., with seat in Amsterdam, the Netherlands, Trade Register number 54655870.

“Registration” means the registration of the Registration Shares with the SEC under the Securities Act.

“Registration Shares” means the ordinary shares (gewone aandelen) in the capital of the Issuer to be issued by the Issuer pursuant to one or more Deeds of Issue and registered with the SEC pursuant to the Registration.

5 / 8

“Registration Statement” means the registration statement on form S-4 to be filed with the SEC on 2 August 2019 in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Trade Register Extract” means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated 1 August 2019.

6 / 8

Annex 2 – Board Certificate

BOARD CERTIFICATE

FROM THE BOARD OF ELASTIC N.V.

THE UNDERSIGNED:

Shay-Shalom Banon acting in his capacity as executive director of Elastic N.V., a public limited liability company with seat in Amsterdam, the Netherlands and having its address at Keizersgracht 281, 1016 ED Amsterdam (the “Issuer”),

BACKGROUND:

(a)	The Issuer intends to seek the Registration with the SEC of the Registration Shares.

(b)

In connection with the Registration, on the date of this Board Certificate, De Brauw Blackstone Westbroek N.V. intends to issue a legal opinion in the form attached to this certificate (the “Legal Opinion”).

(c)	This Board Certificate is the “Board Certificate” as defined in the Legal Opinion.

(d)	The undersigned makes the certifications in this Board Certificate after due and careful consideration and after having made all necessary enquiries.

1	CONSTRUCTION

1.1	Terms defined in the Legal Opinion have the same meaning in this Board Certificate.

1.2	In this Board Certificate “including” means “including without limitation”.

2	CERTIFICATION:

The undersigned certifies the following.

2.1	Authenticity

As at the date of this Board Certificate all information regarding the Issuer registered or on file with the Dutch Trade Register is correct, complete and up to date.

7 / 8

2.2	Solvency

The Issuer is not subject to any bankruptcy proceedings, suspension of payments, emergency measures, other insolvency proceedings as defined in Article 2(4) of Regulation recast (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

2.3	General

The undersigned is not aware of:

(a)

any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary of the certifications in this Board Certificate; or

(b)	any fact or circumstance which he understands or suspects has or might have any impact on the correctness of the Legal Opinion and which has not been disclosed to De Brauw in writing.

3	RELIANCE

De Brauw may rely on this Board Certificate (without personal liability for the undersigned).

4	IN EVIDENCE WHEREOF:

this Board Certificate was signed in the manner set out below.

/s/ Shay-Shalom Banon

Name:	Shay-Shalom Banon

8 / 8